UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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DIAL GLOBAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 7, 2012

Dear Stockholders:

Enclosed with this notice is a Proxy Statement and proxy card for the Annual Meeting of Stockholders of Dial Global, Inc. (the “Company”, “Dial Global” or “we”) to be held on September 7, 2012 at noon, Pacific Time, at the Omni Hotel at 251 South Olive St., Los Angeles, CA 90012 in the Olvera Room (4th Floor).  A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and on Form 10-K/A dated April 30, 2012, which report contains consolidated financial statements and other information of interest with respect to the Company and its stockholders is also included with this mailing.  Those of you who are receiving this document as part of the annual meeting package should note that the enclosed copies of our Form 10-K and 10-K/A for the year ended December 31, 2011 (collectively, “2011 Annual Report”) are being provided as our most recent annual report.  Due to the time between the filing of the 10-K and this proxy statement, the most current information about our directors and named executive officers is contained in this proxy statement.

The purpose of the Annual Meeting is for the holders of common stock to elect all of the directors and the chief executive officer and to consider and act upon such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 7, 2012.  In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy card and annual report, and by notifying you of the availability of our proxy materials on the Internet.  The notice of annual meeting, proxy statement, proxy card and 2011 Annual Report are available on the Internet at http://www.edocumentview.com/WON.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE PROMPTLY. INSTRUCTIONS FOR STOCKHOLDERS OF RECORD WHO WISH TO VOTE USING A TOLL-FREE TELEPHONE NUMBER, THE INTERNET OR TRANSMITTAL OF A PROXY CARD BY MAIL ARE CONTAINED ON THE PROXY CARD. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER, FIDUCIARY OR CUSTODIAN, FOLLOW THE VOTING INSTRUCTIONS ON THE FORM YOU RECEIVE FROM YOUR RECORD HOLDER.  THE AVAILABILITY OF INTERNET AND TELEPHONE PROXIES WILL DEPEND ON THEIR VOTING PROCEDURES.

We appreciate your continued support.

Sincerely,

DIAL GLOBAL, INC.

/s/ Neal A. Shore

Neal A. Schore
Chairman of the Board

July 30, 2012

220 W. 42nd St.
New York, NY  10036

Proxy Statement

GENERAL

This proxy statement (first mailed to stockholders on or about August 2, 2012) is furnished in connection with the solicitation of proxies by Dial Global, Inc., a Delaware corporation (the “Company” or “Dial Global”), for use at the Annual Meeting of Stockholders of the Company to be held on September 7, 2012 at noon, Pacific Time, at the Omni Hotel at 251 South Olive St., Los Angeles, CA 90012 in the Olvera Room (4th Floor), and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and on Form 10-K/A, including consolidated financial statements and other information, accompanies this proxy statement but does not form a part of the proxy soliciting material.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including the election of all of the directors and such other business as may properly come before the meeting.  In addition, management will report on the performance of the Company during 2011 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on July 27, 2012, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.  As of the record date, there were 22,779,323 shares (including treasury shares) of Class A common stock and 34,234,638 of Class B common stock of the Company outstanding.

What are the voting rights of holders of the Company’s Common Stock?

Under the Company’s certificate of incorporation, each holder of Class A and Class B common stock is entitled to cast one (1) vote for each share of each class of common stock held by such holder.  Only Class A common stock is publicly traded.  Holders of common stock will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the annual meeting.  Only Class A stockholders may vote for Class A directors (defined below) and only Class B stockholders may vote for Class B directors (defined below), with the exception that both Class A and Class B stockholders, voting together as a single class, may vote for the CEO director.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.  If you attend, please note that cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to gain entrance.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of each of the voting power of each class of the common stock will constitute a quorum, permitting the stockholders to take action on those matters.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

How do I vote?

You are requested to vote by proxy in one of three ways:

·                  By telephone — Use the toll-free telephone number shown on your proxy card;

·                  By Internet — Visit the Internet website indicated on your proxy card and follow the on-screen instructions; or

·                  By Mail — if you requested and received your proxy materials by mail, you can date, sign and promptly return your proxy card by mail in the enclosed postage prepaid envelope.

Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the proxy card. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return your proxy card.

All shares entitled to vote and represented by a properly completed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting.  If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting.  If you are a registered stockholder and attend the meeting, you may deliver a completed proxy card in person. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

How can I change my vote?

Even after you have signed and returned your proxy or submitted your proxy by telephone or via the Internet, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly submitted proxy (either in writing, by telephone or via the Internet) bearing a later date.  In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal (such as the election of directors).  This vote is called a “broker non-vote.”  If you submit your proxy in writing, by telephone or via the Internet, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

What are the Board of Director’s recommendations?

Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet which are not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted in accordance with the recommendations of the Board of Directors (the “Board” or “Board of Directors”).  The Board’s recommendation is set forth together with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

·                  FOR the election of the nominated Class A directors; and

·                  FOR the election of the nominated Class B directors.

Management is not aware of any matters, other than those specified above, that will be presented for action at the annual meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their discretion.

What vote is required to approve each item?

The affirmative vote of a majority of the votes of each class of common stock represented in person or by proxy at the meeting and entitled to be cast will be required to approve each such matter.  A properly submitted proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  A properly submitted proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the election of directors.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted and will not be counted .  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What is beneficial ownership?

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.  Information included herein for persons who beneficially own more than 5% of our common stock is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the SEC as well as other information made available to the Company.

How much stock do the Company’s 5% stockholders own?

The following table shows the amount of the common stock beneficially owned (unless otherwise indicated) by our largest stockholders (those who own more than 5% of the outstanding class of shares).  Except as otherwise indicated, the business address for each of the following persons is 220 W. 42nd Street, New York, New York 10036.  Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the person.  For purposes of calculating the percentage ownership of each large stockholder, the Company used ownership holdings as of July 27, 2012.  On such date, there were 22,779,323 shares (including treasury shares) of Class A common stock and 34,237,638 of Class B common stock outstanding.

5% Holders

	Aggregate Number of Shares Beneficially Owned (1)
	Common Stock
Name of Beneficial Owner	Number	Percent
Triton Media Group, LLC (2)	34,237,638	60.0%

Gores Radio Holdings, LLC (3)	17,212,977	30.2%

(1)         The person in the table has sole voting and investment power with respects to all shares of stock indicated above, unless otherwise indicated.  Tabular information listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such person with the SEC as well as other information made available to the Company.

(2)         Triton Media Group, LLC is controlled by OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P., and OCM Principal Opportunities Fund IV, L.P., each of which is a fund managed by Oaktree Capital Management, L.P. Under applicable law, certain of these individuals and their respective spouses may be deemed to be beneficial owners having indirect ownership of the securities owned of record by Triton by virtue of such status. Each of the foregoing entities and the partners, managers and members thereof disclaim beneficial ownership of all shares reported herein in excess of their pecuniary interests, if any. Each of the shares owned by Triton is Class B common stock. Because the Class B common stock is not convertible to Class A common stock at the option of Triton, nor may it automatically convert to Class A common stock earlier than three years from the date of issuance, Triton disclaims beneficial ownership of any Class A common stock by virtue of ownership of Class B common stock. In addition, Triton owns 9,691.374 shares of Series A Preferred Stock of the Company.

(3)         Gores is managed by The Gores Group, LLC, Gores Capital Partners II, L.P. and Gores Co-Invest Partnership II, L.P., which we refer to collectively as the “Gores Funds,” which are members of Gores. Each of the members of Gores has the right to receive dividends from, or proceeds from, the sale of investments by Gores, including the shares of common stock, in accordance with their membership interests in Gores. Gores Capital Advisors II, LLC, which we refer to as “Gores Advisors,” is the general partner of the Gores Funds and is managed by The Gores Group, LLC. Alec E. Gores is the manager of The Gores Group, LLC. Each of the members of Gores Advisors has the right to receive dividends from, or proceeds from, the sale of investments by the Gores entities, including the shares of common stock, in accordance with their membership interests in Gores Advisors. Under applicable law, certain of these individuals and their respective spouses may be deemed to be beneficial owners having indirect ownership of the securities owned of record by Gores by virtue of such status. Each of the foregoing entities and the partners, managers and members thereof disclaim beneficial ownership of all shares reported herein in excess of their pecuniary interests, if any. Each of the shares owned by Gores is Class A common stock.

How much stock does the Company’s management, specifically named executive officers and directors, own?

The following table shows the amount of the common stock beneficially owned (unless otherwise indicated) by members of our management team, which include the current named executive officers named in the Summary Compensation Table, our directors, and our directors and executive officers as a group.  For purposes of calculating the percentage ownership of each of the aforementioned parties, the Company used ownership holdings as of July 27, 2012.  On such date, there were 22,779,323 shares (including treasury shares) of Class A common stock and 34,237,638 of Class B common stock outstanding.  All numbers presented below include all shares which would be vested on, or exercisable by, a holder as of September 30, 2012, as beneficial ownership is deemed to include securities that a holder has the right to acquire within 60 days.  Information for Messrs. Sherwood and Hillman are based on information known to the Company.

Named Executive Officers and Directors

	Aggregate Number of Shares Beneficially Owned (1)
	Common Stock
Name of Beneficial Owner	Number	Percent (1)

NAMED EXECUTIVE OFFICERS:
Spencer Brown (2)(3)	34,687,847	60.8%
David Landau (2)	34,687,847	60.8%
Kenneth Williams (2)	34,687,847	60.8%
Eileen Decker	—	*
Roderick Sherwood (former NEO)	610,000	1.1%
David Hillman (former NEO)	150,242	*

DIRECTORS AND NOMINEES:
B. James Ford (2)(4)	34,237,638	60.0%
Jonathan Gimbel (5)	17,212,977	30.2%
Jules Haimovitz	18,333	*
H. Melvin Ming	29,866	*
Peter Murphy	18,333	*
Andrew Salter (2)(6)	34,237,638	60.0%
Neal Schore (2)	34,417,721	60.4%
Mark Stone (7)	17,212,977	30.2%

All Current Directors and Executive Officers as a Group (19 persons)	53,816,566	94.4%

* Represents less than 1% of our outstanding shares of common stock.

(1)         The numbers presented above do not include unvested and/or deferred restricted stock units (RSUs) which have no voting rights until shares are distributed in accordance with their terms. All dividend equivalents on vested RSUs and shares of restricted stock (both vested and unvested) are included in the numbers reported above.  As described elsewhere in this proxy statement, a holder of restricted stock only (i.e., not RSUs) is entitled to vote the restricted shares once it has been awarded such shares. Accordingly, all restricted shares that have been awarded, whether or not vested, are reported in this table of beneficial ownership, even though a holder will not receive such shares until vesting.  This is not the case with RSUs or stock options that are not deemed beneficially owned until 60 days prior to vesting.

(2)         Triton Media Group, LLC is controlled by OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P. and OCM Principal Opportunities Fund IV, L.P., each of which is a fund managed by Oaktree Capital Management, L.P. By virtue of being a director and/or officer of Triton Media Group, LLC (as is the case with Mr. Schore who is an officer of Triton) as well as having a direct or indirect ownership interest therein (as is the case with Messrs. Brown, Ford, Landau, Lazar, Salter, Schore and Williams), the reporting person could be deemed to have beneficial ownership of securities of the Issuer owned by Triton Media Group, LLC. Each of Messrs. Brown, Ford, Landau, Lazar, Salter, Schore and Williams disclaims beneficial ownership of securities of the Company owned by Triton, except to the extent of any pecuniary interest therein.

(3)         Mr. Brown also serves as a director of the Company.

(4)         Triton Media Group, LLC is controlled by OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P. and OCM Principal Opportunities Fund IV, L.P., each of which is a fund managed by Oaktree Capital Management, L.P. By virtue of being a Managing Director and co-Portfolio Manager (U.S.) at Oaktree Capital Management, L.P. and a director of Triton Media Group, LLC, Mr. Ford could be deemed to have beneficial ownership of securities of the Issuer owned by Triton Media Group, LLC.

(5)         By virtue of being a principal of The Gores Group, LLC, Mr. Gimbel may be deemed to have or share beneficial ownership of securities beneficially owned by Gores. Mr. Gimbel expressly disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. See Note 3 to 5% Holders table.

(6)         Triton Media Group, LLC is controlled by OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P. and OCM Principal Opportunities Fund IV, L.P., each of which is a fund managed by Oaktree Capital Management, L.P. By virtue of being a Senior Vice President at Oaktree Capital Management, L.P. and a director, Vice President and Secretary of Triton Media Group, LLC, Mr. Salter could be deemed to have beneficial ownership of securities of the Issuer owned by Triton Media Group, LLC.

(7)         By virtue of being a senior managing director of The Gores Group, LLC, Mr. Stone may be deemed to have or share beneficial ownership of securities beneficially owned by Gores.  Mr. Stone expressly disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. See Note 3 to 5% Holders table.

How is the Board structured and what are the terms for each class of directors?

The Board is divided into two classes of directors, one class of directors which is elected by the holders of the Class A common stock (“Class A directors”) and one class of directors which is elected by the holders of the Class B common stock (“Class B directors”) each of which serves until death, or resignation or replacement, in addition to one of the co-Chief Executive Officers who serves as the ninth and final member of the Board.  The Board currently is comprised of nine individuals and we have no vacancies.  All directors have been nominated for re-election this year.

Are there any contractual rights pursuant to which directors are nominated or elected?

Pursuant to the Amended and Restated Certificate of Incorporation of the Company dated December 12, 2011, until the later of April 21, 2013 and the date on which at least 35% of the outstanding shares of Common Stock are freely tradeable on the NASDAQ Stock Market or other national securities exchange, three (3) directors will be elected by holders of Class A common stock voting as a separate class, one of whom must be independent (under applicable NASDAQ rules).  In addition, a co-Chief Executive Officer of the Company shall have the right to be nominated to the Board of Directors of the Company and shall be elected by the holders of Class A common stock and Class B common stock voting together as a single class.  The remaining directors will be elected by the holders of Class B common stock voting as a separate class, two of whom must be independent (under applicable NASDAQ rules).  Pursuant to the Company’s Amended and Restated By-Laws (as defined below), each committee of the Board must include one Class A director and one Class B director for as long as there are Class B directors.

How many Board members are independent under the listing standards of the NASDAQ Stock Market?

From March 16, 2009 when the Company was delisted from the NYSE to November 20, 2009 when the Company was listed on the NASDAQ Stock Market, the Company was not subject to the listing requirements of any national securities exchange or national securities association.  Effective November 20, 2009, the Company became subject to NASDAQ rules and regulations except where it relies on the “controlled company” exemption to the board of directors and committee composition requirements under the rules of the NASDAQ Global Market.

As a result of the exemption, the Company is not required to have a Nominating and Governance Committee, or have its Board comprised of a majority of “independent” directors and has the flexibility to include non-independent directors on its Compensation Committee.  The “controlled company” exception does not modify the independence requirements for the Audit Committee, and the Company complies with the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the NASDAQ Global Market rules which require that its audit committee be composed of at least three independent directors.  As a matter of practice, the Board undertakes an annual review of director independence. During this review, the Board considers all transactions and relationships between each director or any member of his immediate family and the Company and its affiliates.  The purpose of this review is to determine whether any such relationships or transactions are considered “material relationships” that would be inconsistent with a determination that a director is independent.  The Board has not adopted any “categorical standards” for assessing independence, preferring instead to consider and disclose existing relationships with the non-management directors and the Company.  The Board observes all criteria for independence established by NASDAQ and other governing laws and regulations.

As a result of this review, the Board affirmatively determined that three directors are “independent” under the listing standards of NASDAQ.  The independent directors are Messrs. Haimovitz, Ming and Murphy.  In making such determination, the Board used the NASDAQ standard of independence.

How does the Board select nominees for the Board?

On October 21, 2011, the Board adopted and approved the First Amendment to the Amended and Restated By-Laws (the “Amended and Restated By-Laws”) which, among other things, slightly modified Section 2.16 of the Amended and Restated By-Laws to state that nominations of persons for election to the Board may be made by stockholders who are stockholders of record on the date of the giving of the notice and who comply with the notice procedures set forth in Section 2.16 of the Amended and Restated By-Laws and to additionally state that such stockholder must also have the right to vote for the election of the directors being nominated under the terms of the class of stock held by such stockholder.  Such change was made in connection with the Merger (defined below) that closed on October 21, 2011 and reflects that certain directors are elected by the holders of the Class A common stock and others are elected by the holders of the Class B common stock.  Otherwise, the nomination process remains unchanged.

It is contemplated that any nominations for an individual to serve as a Board member will be reviewed by the Chairman of the Board, in consultation with the Co-Chief Executive Officers and such members of Oaktree and Gores that sit on the Board.

How does the Board consider diversity in its selection of directors to serve on the Board?

As disclosed in more detail in this proxy statement, since April 23, 2009, we have not had a Nominating and Governance Committee and of the nine directors on the Board, two are employed by Oaktree Capital Management, two are employed by The Gores Group, LLC, and one is our co-CEO.  The Board does not have a formal written policy regarding diversity but it, Oaktree and Gores Radio, when reviewing candidates, consider the diversity as well as breadth and wealth of a director’s professional experience and how such might compliment the experience currently represented on the Board.  In particular, we place a significant emphasis on identifying directors who have operational, financial and strategic/M&A experience.  Other factors considered in evaluating a director’s qualifications include educational/technical skills (MBA/CPA); leadership roles (CEO, CFO, COO, CAO, CTO) and relationships in the media and entertainment industry.  All directors must have a high ethical character and solid professional reputation; possess sound business judgment and be willing to be engaged in the business of the Board.  Nominations may be made by any director or stockholder of the Company as described above under “How does the Board select nominees for the Board?”

Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?

The directors of the Company are listed below, including the committees on which he serves, his age as of July 30, 2012 and the year he became a director of the Company.

			Committee Assignments
Name (I = Independent)	Age	Director Since	Audit Committee	Compensation Committee
Spencer L. Brown (CEO designee)	46	2011
B. James Ford (B)	44	2011
Jonathan I. Gimbel (A)	33	2009
Jules Haimovitz (I)(B)	61	2011	**	*
H. Melvin Ming (I)(A)	67	2006	*
Peter E. Murphy (I)(B)	49	2011	*	**
Andrew Salter (B)	35	2011		*
Neal A. Schore (B)	42	2011
Mark Stone (A)	48	2008		*

* Member

** Chair

(I) - Independent

(A) - elected by the Class A Common stockholders

(B) - elected by the Class B Common stockholders

The principal occupations and professional backgrounds of the nine directors are as follows:

Mr. Brown — has been a director of the Company since October 21, 2011, when the merger (“Merger”) of Verge Media Companies, Inc. (“Verge”) and Westwood One, Inc. (“Westwood”) closed and created Dial Global, Inc.  He is currently a co-Chief Executive Officer of Dial Global, Inc.  Previously, from 2003 to October 2011, Mr. Brown served as Chief Executive Officer of Excelsior Radio Networks, LLC (also known as Triton Radio Networks) (“Excelsior”). In 2001, Mr. Brown led the investor group that formed Excelsior by acquiring various radio assets from Winstar Communications. Prior to this, Mr. Brown was a Senior Vice President at Franklin Capital Corporation (“Franklin”), a publicly traded business development corporation, where he initially served as general counsel and ultimately became responsible for sourcing and overseeing Franklin’s investment portfolio.

Mr. Ford — has been a director of the Company since October 21, 2011 (the date of the Merger).  Mr. Ford is a Managing Director of Oaktree Capital Management L.P. (“Oaktree”), the indirect parent of Triton Media Group (“Triton”) and Verge, where he has worked since 1996.  Mr. Ford is a portfolio manager of Oaktree’s global principal investments strategy, which invest in controlling and minority positions in private and public companies. Mr. Ford serves on the Board of Directors of Crimson Exploration, Inc. and Exco Resources, Inc. as well as a number of private companies and not-for-profit entities. Prior to becoming a portfolio manager, Mr. Ford led the group’s efforts in the media and energy sectors.  He is an active member of the Children’s Bureau Board of Directors and serves as a trustee for the Stanford Graduate School of Business Trust.

Mr. Gimbel — has been a director of the Company since April 23, 2009.  Mr. Gimbel is currently a Principal at Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners III, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Gimbel is responsible for the negotiation and execution of certain Gores acquisitions, divestitures and financing activities in addition to originating new investment opportunities. Prior to joining Gores in 2003, Mr. Gimbel was an analyst at Credit Suisse First Boston, where he focused primarily on mergers and acquisitions and leveraged finance transactions in the Media and Telecommunications group.

Mr. Haimovitz — has been a director of the Company since October 21, 2011 (the date of the Merger).  Mr. Haimovitz is President of Haimovitz Consulting, a private media consulting firm.  He previously served as Vice

Chairman and Managing Partner of Dick Clark Productions, Inc., a producer of programming for television, cable networks, and syndicators, from 2002 to 2007. Mr. Haimovitz is currently a director of Infospace. Mr. Haimovitz’s career has included experience serving in various capacities at Metro Goldwyn Mayer Inc., including President of MGM Networks Inc., as Chief Executive Officer of Video Jukebox Network Inc., President and Chief Operating Officer of Spelling Entertainment, Inc., President and Chief Operating Officer of King World Productions and various executive positions at Viacom, Inc., including President of the Viacom Network Group and President of Viacom Entertainment Group.

Mr. Ming — has been a director of the Company since July 7, 2006.  Since October 2011, Mr. Ming has been the President and Chief Executive Officer of Sesame Workshop, the producers of Sesame Street and other children’s educational media. Mr. Ming joined Sesame Workshop in 1999 as the Chief Financial Officer and served as Chief Operating Officer from 2002 to 2009.  Prior to joining Sesame Workshop, Mr. Ming was the Chief Financial Officer of the Museum of Television and Radio in New York from 1997 to 1999; Chief Operating Officer at WQED in Pittsburgh from 1994-1996; and Chief Financial Officer and Chief Administrative Officer at Thirteen/WNET New York from 1984 to 1994.

Mr. Murphy — has been a director of the Company since October 21, 2011 (the date of the Merger).  Mr. Murphy is the founder of Wentworth Capital Management, a private investment and venture capital firm focused on media, entertainment, technology and branded consumer businesses.  He served as President of Strategy and Development at Caesars Entertainment Corporation from 2009 until 2011, as an operating partner at Apollo Global Management from 2007 to 2009 and as Senior Executive Vice President and Chief Strategic Officer of The Walt Disney Company from 1988 to 2007.  Mr. Murphy is also a director of Fisher Communications (NASDAQ: FSCI), a diversified media and television broadcasting company.

Mr. Salter — has been a director of the Company since October 21, 2011 (the date of the Merger).  Mr. Salter currently serves as Senior Vice President of Oaktree.  Prior to joining Oaktree in 2001, Mr. Salter was Director of Business Development at RiverOne Inc., a software company, where he worked primarily on acquisition strategy, fundraising and product development.  Prior thereto, he was an Investment Banking Analyst at Donaldson, Lufkin and Jenrette.

Mr. Schore — has been a director of the Company and Chairman of the Board since October 21, 2011 (the date of the Merger).  Mr. Schore is the founding President and Chief Executive Officer of Triton, and has held these positions at Triton or its predecessors since their founding in August 2006.  Mr. Schore has over 20 years of media experience as a principal and operating executive.  Mr. Schore previously served as Managing Partner and CEO of Midway Marketing Group, LLC, a media advisory firm servicing the media community to build, expand, finance and manage media operations throughout the United States. Mr. Schore also served as the founding President of Brite Media Group and has held several other entrepreneurial executive positions.

Mr. Stone — has been a director of the Company since June 19, 2008 and served as Vice-Chairman of the Board from his election until August 30, 2010 at which time he was elected to the position of Chairman of the Board, a position he held until October 21, 2011 (the date of the Merger).  Mr. Stone is currently President, Gores Operations Group, and Senior Managing Director of Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners III, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Stone has responsibility for Gores’ worldwide operations group, oversight of all Gores portfolio companies and operational due diligence efforts.  Prior to joining Gores in 2005, Mr. Stone was CEO of Sentient Jet, Narus and Sentex Systems.  Mr. Stone was with the Boston Consulting Group in their Boston, Los Angeles, Seoul and London offices.  Mr. Stone is a director of various Gores portfolio companies including Siemens Enterprise Communications, National Envelope Corp., United Road Services and Stock Building Supply.

Qualifications of Directors

Of the nine directors that serve on our Board, three were nominated by Gores given their ownership of 75% of the Class A common stock, and six were nominated by Triton Media Group (in which entity Oaktree has a controlling interest) as sole holder of the Class B common stock.  The following individuals were selected to serve as directors in consideration of the qualifications and skills listed below.

Class A directors:

·                  Mr. Gimbel, who works on exploring and negotiating M&A opportunities, has worked as a key member of the Gores M&A team for nearly 10 years.  Mr. Gimbel’s tenure as an M&A analyst in the Media and Telecommunications Group of a major investment bank brings an added dimension of M&A experience to the Board.

·                  Mr. Ming (independent director) was nominated by the then Nominating and Governance Committee in 2006 and became a director of the Company in July 2006 during a period when the Company was seeking additional financial expertise (the Chair of the Company’s Audit Committee resigned in April 2006).  Mr. Ming’s extensive roles as CFO, COO or CAO in different organizations were ideal complements to the Board.  Mr. Ming has served on the Audit Committee for six years, including five as Chair.

·                  Mr. Stone, who leads Gores’ Operations group and is responsible for its worldwide operations group, was designated by Gores to serve on our Board primarily as a result of his extensive operational expertise.  Mr. Stone’s educational background in math and computer science and his experience as Chief Executive Officer for three companies makes him a crucial adviser to both our management and the Board when key decisions, such as operational improvements, revenue growth initiatives or potential M&A activity are being considered and made by the Board.

Class B directors:

·                  Mr. Brown is the Company’s co-CEO and pursuant to the Company’s charter, was nominated to the Board.  Mr. Brown was part of the investor group that formed the Company in 2001 and his knowledge of the Company’s day-to-day business and key clients, customers and partners is of great value to the Board.

·                  Mr. Ford has been a member of the Oaktree team for over 15 years.  His background and experience as a portfolio manager has provided him with extensive investment, capital markets and strategic experience, as well as important insights into corporate governance and board functions, which is of great import to the Board.

·                  Mr. Haimovitz (independent) was nominated by Oaktree for his extensive experience in programming and broadcasting.  He has served as President, CEO and/or COO of several well-known media companies.  Like Mr. Ming, Mr. Haimovitz has financial expertise and this, coupled with his leadership experience, led to his nomination and election to our Board.  Mr. Haimovitz is Chairman of the Company’s Audit Committee.

·                  Mr. Murphy (independent) was nominated by Oaktree in large part because of his depth and experience in the media industry, an industry in which he has operated for nearly 25 years, including nearly 20 years at The Walt Disney Company.  His experience in analyzing and developing strategic opportunities, his M&A experience and his finance expertise were key considerations in his nomination and election to our Board as we continue to explore and develop new business opportunities.

·                  Mr. Salter, who works on exploring and negotiating M&A opportunities, has served as a key member of the Oaktree team, including working with Mr. Ford, for over 10 years.  Like Mr. Gimbel, Mr. Salter worked as an analyst of a major investment bank which brings an added dimension of financial and M&A experience to the Board.

·                  Mr. Schore is Chairman of the Board and as President and CEO of Triton Media Group, is greatly involved in digital media and providing an array of media services to radio stations across the U.S.  Mr. Schore has been involved with numerous entrepreneurial initiatives and his vision and leadership are qualifications desired of the Board Chairman.

What is the Board’s role in managing risk across the Company?

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for oversight of risk management.  Senior management attends meetings of the Board and is available to address questions and concerns raised by the Board related to risk management, and our Board regularly discusses with management identified major risk exposures, their potential financial impact on the Company and steps that can be taken to manage these risks.  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements.  The Audit Committee reviews the Company’s financial statements and meets with the Company’s independent auditors at regularly scheduled meetings of the Audit Committee to receive reports on the independent auditors’ review of the Company’s financial statements.  To the extent any identified risks deal with compensation, our Compensation Committee also becomes involved in assessing and managing such risks.

Who serves as the Company’s Board Chairman and President and what is the Board’s view on combining those positions?

Since October 21, 2011, when the Merger closed, Neal Schore has served as Chairman of the Board and Messrs. Brown, Landau and Williams serve as co-Chief Executive Officers.  While there are no prohibitions in our governing documents or policies regarding the CEO/President acting as Chairman of the Board, the roles of CEO and Board Chairman have remained separate for several decades.  The Board and management believe the separation allows the parties to continue their focus on their principal role, that is, overseeing the day-to-day management of the Company in the case of the co-Chief Executive Officers and presiding over meetings of the Board and stockholders, in the case of the Chairman.

What committees has the Board established and what are the roles of the Committees?

The Board has an Audit Committee and Compensation Committee.  When the Company closed on a broad recapitalization/refinancing in April 2009 which resulted in Gores Radio then taking control of the Company, the Board adopted amended and restated written charters for each of the Audit Committee and Compensation Committee and eliminated the Nominating and Governance Committee.  The full text of each committee charter is available on the Company’s website at www.dialglobal.com and is available in print free of charge to any stockholder upon request.  Under their respective charters, each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.

The Audit Committee

The current members of the Audit Committee are Messrs. Haimovitz, Ming, and Murphy.  Pursuant to SOX and the NASDAQ standards described above, the Board has determined that Messrs. Haimovitz, Ming, and Murphy meet the requirements of independence proscribed thereunder.  In addition, the Board has determined that each of Messrs. Haimovitz, Ming, and Murphy is an “audit committee financial expert” pursuant to SOX.  For further information concerning each of Mr. Haimovitz’s, Mr. Ming’s, and Mr. Murphy’s qualifications as an “audit committee financial expert,” see “Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?” above.

The Audit Committee is responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; reviewing with the independent registered public accounting firm the scope of the audit plan and audit fees; and reviewing the Company’s financial statements and related disclosures.  The Audit Committee meets separately with senior management of the Company, the Company’s General Counsel and its independent registered public accounting firm on a regular basis.  For additional information on the Audit Committee’s role and its oversight of the independent registered public accounting firm during 2011, see “Report of the Audit Committee.”  There were 14 meetings of the Audit Committee in 2011.

The Compensation Committee

The current members of the Compensation Committee are Messrs. Haimovitz, Murphy, Salter and Stone.  The Compensation Committee also has a subcommittee, consisting solely of two independent directors, Messrs.  Haimovitz and Murphy, for the purpose of making equity grants to the Company’s key employees, including its NEOs.  Although the Company has the flexibility to include non-independent directors on its Compensation Committee under the NASDAQ rules, independent directors are on this subcommittee in order to address tax and securities law considerations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), respectively.

The Compensation Committee has the following responsibilities pursuant to its charter (a copy of which is available on the Company’s website at www.dialglobal.com):

·                  Develop (with input from the CEO/President) and recommend to the Board for approval compensation to be provided to officers holding the title of Executive Vice President and above (“senior executive officers”);

·                  Review and approve corporate goals and objectives relative to the compensation of senior executive officers;

·                  Review the results of and procedures for the evaluation of the performance of other executive officers by the CEO/President;

·                  At the direction of the Board, establish compensation for the Company’s non-employee directors;

·                  Recommend to the Board for approval all qualified and non-qualified employee incentive compensation and equity ownership plan and all other material employee benefit plans;

·                  Act on behalf of the Board in overseeing the administration of all qualified and non-qualified employee incentive compensation, equity ownership and other benefit plans, in a manner consistent with the terms of any such plans;

·                  Approve investment policies for the Company’s qualified and nonqualified pension plans (and, as appropriate, compensation deferral arrangements) and review actuarial information concerning such plans;

·                  In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, unless otherwise determined by the Committee;

·                  Prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable laws and regulations; and

·                  Perform any other duties or responsibilities consistent with its Charter and the Company’s certificate of incorporation, by-laws and applicable laws, regulations and rules as the Board may deem necessary, advisable or appropriate for the Committee to perform.

In carrying out its responsibilities, the Compensation Committee is authorized to engage outside advisors to consult with the Committee as it deems appropriate.  There were eight meetings of the Compensation Committee in 2011.

The Board may from time to time, establish or maintain additional committees as necessary or appropriate.

How often did the Board meet during 2011?

The Board met 10 times during 2011.  Each director currently a member of the Board attended more than 75% of the total number of meetings of the Board and Committees on which he served.  The Board also meets in non-management executive sessions.  Since the Refinancing that resulted in a significant portion of the Company’s common stock being held by a few stockholders, the Company has not had a presiding (lead) director for the non-management executive sessions and the Board has not since felt one is necessary.  As part of the Merger that closed on October 21, 2011 certain directors resigned from the Board and their attendance at meetings in 2011 held prior to the Merger is not reflected herein.  All directors are expected to attend the Company’s Annual Meeting of

Stockholders, and 8 of the 10 then-current directors were present (in person or telephonically) at the Annual Meeting of Stockholders held on August 2, 2011 (the last annual meeting held).  The Company does not have a written policy with regard to attendance of directors at the Annual Meeting of Stockholders.

Does the Company have a Code of Ethics?

The Company has a written policy entitled “Code of Ethics” that is applicable to all employees, officers and directors of the Company, including its principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, which was amended and restated on April 23, 2009.  The Code of Ethics is available on the Company’s website (www.dialglobal.com) and is available in print at no cost to any stockholder upon request by contacting the Company at (212) 967-2888 or sending a letter to 220 W. 42nd St., 3rd Floor, New York, NY 10036, Attn: Secretary.

How can stockholders and/or other interested parties communicate with directors, as a group or individually?

The Board has established a process for stockholders and/or other interested parties to communicate with Board members by email or regular mail.  Stockholders and/or other interested parties may contact any of the directors, as a group (e.g., particular Board committee or non-management directors only) or individually (e.g., the presiding director of the non-management directors only), by regular mail by sending correspondence to Dial Global, Inc., 220 W. 42nd St., 3rd Floor, New York, NY 10036.  Any envelope mailed to the Company should include a clear and prominent notation stating to whom the letter enclosed in the envelope is to be forwarded (i.e., non-management directors, as a group or individually, or to the directors, as a group or individually or to the presiding director of the non-management directors).  Stockholders and/or other interested parties may also contact directors and non-management directors by sending an e-mail to dir@dialglobal.com, or to nonmanagdir@dialglobal.com, respectively.  All correspondence is reviewed by the Office of the General Counsel or Chief Administrative Officer prior to its being distributed to the parties indicated on such correspondence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

What is the Company’s policy and/or procedure for the review, approval or ratification of related party transactions?

While we do not have a written policy outlining such, it is the Company’s practice to review all transactions with its related parties (referred to herein as “related party transactions”) as they arise.  Related parties are identified by the finance, accounts payable and legal departments, who, among other things, review questionnaires submitted to the Company’s directors and officers on an annual basis, monitor Schedule 13Ds and 13Gs filed with the SEC, review employee certifications regarding code of ethics and business conduct which are updated annually, and review on a quarterly basis, related party listings generated by the legal and finance departments, which listing includes affiliates of Oaktree and Gores that such parties provide to the Company.  Any related party transaction is reviewed by either the Office of the General Counsel, Chief Financial Officer or Chief Administrator Officer, who examines, among other things, the approximate dollar value of the transaction and the material facts surrounding the related party’s interest in, or relationship to, the related party transaction.  With respect to related party transactions that involve an independent director, such parties also consider whether such transaction affects the “independence” of such director pursuant to applicable rules and regulations.  Customarily, the Chief Financial Officer must approve any related party transaction, however, if after consultation, the General Counsel and Chief Financial Officer determine a related party transaction is significant, the transaction is then referred to the Board for its review and approval.

Brian Landau, son of our co-Chief Executive Officer David Landau, is an ad sales representative of the Company and received aggregate compensation, comprised of base salary and a sales commission, of $179,901 and $136,089 for the years ended December 31, 2011 and 2010, respectively.  The increase in compensation year over year was a result of his higher sales commission.  Carlisle Williams, daughter of our co-Chief Executive Officer Ken Williams, is an editorial coordinator in digital (she was initially hired as a sales assistant) and received aggregate compensation of $42,179 and $12,744 for the years ended December 31, 2011 and 2010, respectively.  Carlisle was hired on September 7, 2010 which is why there is a variance in pay between 2010 and 2011.  Finally, Kirby Stirland, daughter of our President of Programming Kirk Stirland, is a writer/producer and received aggregate compensation, including salary and bonus, of $38,000 for the year ended December 31, 2011 (she was hired on January 31, 2011).  In each instance, the parent of each individual hired was not part of the approval/hiring process which is ultimately overseen by Hiram Lazar, CAO.  Eileen Decker, President of Sales, hired Brian Landau; Suzanne Shultz, VP of Digital, hired Carlisle Williams for her current position (Eileen Decker initially hired Ms. Williams as a sales assistant) and Chris Corcoran, EVP Programming, hired Kirby Stirland.

Did the Company participate in any related party transactions in 2010, 2011 or 2012 (to date), or does the Company contemplate being a participant in any related party transaction in the remainder of 2012?

On October 21, 2011, we completed the merger contemplated by the Agreement and Plan of Merger, dated as of July 30, 2011, by and among Westwood, Radio Network Holdings, LLC, a Delaware corporation (since renamed Verge Media Companies LLC and known as “Merger Sub”), and Verge Media Companies, Inc. (together with its subsidiaries, “Verge”).  As part of the Merger, Verge merged with and into Merger Sub, with Merger Sub continuing as the surviving company.  Westwood remained the parent company and was renamed Dial Global, Inc. on December 12, 2011.

The following sets forth any transaction entered into in 2011, or any transaction currently proposed, in which a related person has, or will have, a direct or indirect material interest.

24/7 Formats Management Agreement and Purchase Agreement

Pursuant to a Management Agreement between Westwood One Radio Networks, Inc. and Excelsior Radio Networks, Inc. (“Excelsior”) dated as of May 23, 2006, Excelsior managed and operated eight 24/7 formats from 2006 to 2011 in exchange for quarterly license fees.  Under the agreement, Verge had the option to purchase the 24/7 formats and on July 29, 2011, it entered into a Sale and Purchase Agreement with Westwood to exercise its option for $4,950,000.  Upon such purchase on July 29, 2011, the Management Agreement was terminated.  In 2010, Verge paid Westwood $2,530,000 in license payments.  Prior to purchasing the formats, Verge paid Westwood $1,320,000 in license payments for 2011.

Transition Services Agreement with Triton Digital

On July 29, 2011, Excelsior Radio Networks, LLC (a subsidiary of the Company) entered into a transition services agreement with Triton Digital, Inc. (“Triton Digital”).  Under the agreement, Verge agreed to provide Triton Digital with the use of certain premises leased by the Company and certain related services for a monthly fee of $22,000 plus related facilities expenses for a time period not to extend beyond April 2014.  Under the agreement, the support and use of the various facilities may be terminated at different times (for each facility) but any termination earlier than the stated termination date must be mutually agreed upon by the parties.  In 2011, we received $110,000 in fees for the five months of services provided under such agreement.

Digital Reseller Agreement with Triton Media

On July 29, 2011, Triton Media Group, LLC (“Triton”) and Dial Communications Global Media, LLC, a wholly-owned subsidiary of the Company (“Dial Communications”), entered into a Digital Reseller Agreement with a four-year term. Under this agreement, Dial Communications provides, at its sole expense, services to Triton customarily rendered by terrestrial network radio sales representatives in the United States. Triton exclusively uses Dial Communications for the sale of over the air impressions/inventory procured by bartering with U.S. traditional terrestrial radio stations in exchange for Triton services, except that Triton is permitted to allow a broadcaster that controls a competing network to sell its inventory (bartered for Triton services and products) via its owned and operated network.

In return for these services, Triton pays Dial Communications a commission based on the gross receipts of revenue derived from the inventory, less customary advertising agency commissions actually paid by Dial Communications. In 2011 (from July 29, 2011 through December 31, 2011), Triton paid Dial Communications an aggregate of $1,780,000 under the Digital Reseller Agreement.

Spin-off of Digital Services Business to Triton Digital

On July 29, 2011, the then Board of Directors of Verge approved a spin-off of the operations of Verge’s digital services business to a related entity, Triton Digital, that was owned by Triton, Verge’s sole stockholder at that time. Verge spun-off the digital services business’ net assets with a carrying value of $111,859,000 to Triton Digital for the year ended December 31, 2011.

Indemnification Letter

The Company, Westwood, Gores and Triton entered into the Indemnity and Contribution Agreement, dated as of July 30, 2011 and amended on October 21, 2011, whereby under certain circumstances and subject to certain limitations, Triton agreed to indemnify Westwood if Westwood suffers any losses arising from or directly related to the Digital Services business (spun off prior to the Merger), and Gores agreed to indemnify Triton if Westwood suffers any losses arising from or directly related to Westwood’s sale of its Metro Traffic business which closed on April 29, 2011.

Pre- and Post-Merger Indebtedness

As part of the Merger, $30.0 million of Senior Subordinated Unsecured PIK Notes (“PIK Notes”) were issued on October 21, 2011.  As of December 31, 2011, the total amount of PIK Notes issued to Gores was $10,950,048 (including accrued interest from the date of issuance to year end); to certain entities affiliated with Oaktree was $17,932,765 (inclusive of accrued interest), and $1,992,529 (inclusive of accrued interest) to Black Canyon Capital LLC (“Black Canyon”) who was a related party of Verge’s until the Merger.

Prior to the Merger, senior notes totaling approximately $94,585,000 were held by Verge’s major stockholders: Oaktree, Black Canyon and certain members of management.  We paid $15,577,000 in interest on such senior notes in 2011, which amount includes a prepayment penalty of $3,397,000 associated with our early repayment of the senior notes when the Merger closed.  More information related to our PIK Notes and senior notes can be located in Note 9 — Debt which is a part of our 10-K filed on March 30, 2012.

Ordinary Course Business with Radio Stations

Oaktree currently holds a greater than 10% equity interest in Townsquare Media LLC, Liberman Broadcasting Inc. and Peak Broadcasting LLC, each of which own radio stations and with whom we may do business from time to time.  In each of 2010 and 2011, we recognized approximately $5.0 million in revenue and $2.0 million in operating income from radio stations in which Oaktree has (directly or indirectly) a financial interest.  The business we conduct with these radio stations is barter-based, that is we provide programming to these radio stations in exchange for airtime within such programming.

Management Fees

Prior to the Merger, Verge paid Triton, its sole shareholder, fees related to consultancy and advisory services rendered to it by Triton.  The fees paid in 2011 from January 1, 2011 until October 21, 2011 (the date the Merger closed) were $212,000 (there were no fees paid in 2010).  This arrangement was terminated in connection with the Merger.

Gores Guarantees

Prior to the Merger (at which time the following indebtedness was repaid), Westwood and its then subsidiaries were parties to a Senior Credit Facility with Wells Fargo Capital Finance, LLC (“Wells Fargo”), under which Westwood had access to a $20.0 million revolving credit facility on a senior unsecured basis and a $20.0 million unsecured non-amortizing term loan.  Gores guaranteed all the indebtedness under this Senior Credit Facility.  In March 2010, Gores agreed to guarantee up to a $10.0 million pay down of the 15.00% Senior Notes due 2015 (since repaid at the time of the Merger) if an anticipated tax refund was not received on or prior to August 16, 2010.  This tax refund was received prior to such date, the $10.0 million pay down did occur and accordingly this Gores guarantee was terminated.  In 2010, Gores also guaranteed payments due to the NFL in an amount of up to $10.0 million for the license and broadcast rights to certain NFL games and NFL-related programming.  This guarantee was terminated at the conclusion of such agreement.  There is no Gores guarantee provided for in the Company’s current agreement with the NFL.

In 2010, the Company reimbursed Gores for approximately $250,000 for fees incurred by them in connection with two irrevocable standby letters of credit equaling $20.0 million as part of Gores’ guarantee of the $20.0 million revolving credit facility.

Gores Purchase of Westwood Common Stock

As part of August 2010 amendments to Westwood’s credit agreements (which were terminated at the time of the Merger), Gores agreed to purchase $15.0 million of Company common stock in two installments pursuant to the terms of Purchase Agreement between it and Westwood.  Gores purchased 769,231 shares of common stock for approximately $5.0 million on September 7, 2010 and 1,186,240 shares of Westwood common stock for $10.0 million on February 28, 2011.  The per share price of the common stock was determined in accordance with the terms of the Purchase Agreement.

Glendon Partners Consulting Services

For consulting services rendered in calendar years 2010 and 2011 by Glendon Partners (“Glendon”), an operating group associated with Gores, the Company paid Glendon $1.0 million in each year.  Prior to the Merger, Gores was Westwood’s principal stockholder and now owns approximately 31% of the Company’s common stock (taking into account the Class A and Class B common stock on a combined basis).  These fees consist of payment for services rendered by various members of Glendon, including Andrew Bronstein and Michael Nold, who prior to the Merger served as Company directors and provided professional services to the Company in the areas of operational improvement, tax, finance, accounting, legal and insurance/risk management and are based on Glendon’s hourly billing rates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and more than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of forms received by us, or written representations from our directors and executive officers, we believe that during 2011 our executive officers, directors and more than ten percent beneficial owners complied with all SEC filing requirements applicable to them.

Report of the Audit Committee

The Audit Committee operates pursuant to its Charter, which was revised and approved by the Board and is available on the Company’s website (www.dialglobal.com).  The Charter, which complies with applicable SEC regulations, and NASDAQ rules, addresses five broad areas of responsibility of the Audit Committee:

·                  Reviewing and discussing the preparation of quarterly and annual financial reports with the Company’s management and its independent registered public accounting firm;

·                  Supervising the relationship between the Company and its independent registered public accounting firm, including discussing the matters required by Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T with its independent registered public accounting firm, evaluating the independence of the auditors in accordance with PCAOB Rule 3520 “Auditor Independence” and recommending their appointment or removal and reviewing the scope of their audit and non-audit services and related fees;

·                  Overseeing management’s implementation of effective systems of internal controls;

·                  Reviewing and approving the internal corporate audit staff functions; and

·                  Reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct.

The Audit Committee has reviewed and discussed, with both management and its independent registered public accounting firm, all financial statements prior to their filing with the SEC.  Management advised the Audit Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant issues with the Audit Committee.  The Audit Committee also held discussions with the Company’s independent registered public accounting firm concerning the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T and other PCAOB and SEC regulations as such may be modified or supplemented.  The Audit Committee also met separately as a group to discuss the matters contained in this proxy statement.

The Audit Committee appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ended December 31, 2011 and reviewed with the Company’s financial managers and the independent registered public accounting firm, E&Y’s overall audit scopes and plans.

The Audit Committee also discussed with E&Y their independence and received from E&Y the written disclosures and the letter from E&Y required by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence”.  In addition, the Audit Committee pre-approved E&Y’s audit and audit related fees and has determined that the provision of non-audit services by E&Y is compatible with maintaining their independence.

The Audit Committee also has discussed with the Company’s independent registered public accounting firm, with and without management present, their recommendations regarding the Company’s internal accounting controls and the overall quality of the Company’s financial reporting and disclosures.

The Audit Committee frequently met in private session separately with the senior members of the Company, the Company’s General Counsel and the Company’s independent registered public accounting firm.  Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.  The Audit Committee also recommended to the Board the approval of the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Fees to Independent Registered Public Accounting Firm

The following table presents fees billed for fiscal years 2011 and 2010 for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for such fiscal years and fees billed for audit-related services, tax services and all other services rendered by PricewaterhouseCoopers LLP for 2011 and 2010.  Effective November 23, 2011, the Company dismissed PricewaterhouseCoopers LLP and appointed Ernst & Young LLP as the Company’s new independent registered public accounting firm, including for the audit of the Company’s financial statements for the 2011 fiscal year.  Both decisions were approved by the Audit Committee.

(in thousands)	2011		2010
(1) Audit Fees	$1,122	(1)	$1,425
(2) Audit-Related Fees	661		232
(3) Tax Fees	—		75
(4) All Other Fees	—		10

(1)         The above does not include approximately $750 in audit fees for services rendered by PricewaterhouseCoopers LLP who was not the principal accountant for the audit in 2011.

All audit-related services were approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP and Ernst & Young LLP, respectively, did not impair that firm’s independence in the conduct of the audit.

Audit Committee Pre-Approval Policies and Procedures

All services provided to the Company by PricewaterhouseCoopers LLP in 2010 and 2011 (until its dismissal on November 23, 2011) and by Ernst & Young LLP for the remainder of 2011 were pre-approved by the Audit Committee.  Under the Company’s pre-approval policies and procedures, the Chair of the Audit Committee was authorized to pre-approve the engagement of PricewaterhouseCoopers LLP and was authorized to pre-approve the engagement of Ernst & Young LLP to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services.

Submitted by the Audit Committee

Jules Haimovitz, Chair of the Audit Committee

H. Melvin Ming
Peter E. Murphy

EXECUTIVE OFFICERS

The following is a list of the Company’s executive officers.  Only officers serving as the principal executive officer (PEOs) and the two most highly compensated of the Company’s executive officers (excluding the PEOs) serving at the end of the last fiscal year (2011) are considered “named executive officers” (also referred to in this report as “NEOs”) using the methodology of the Securities and Exchange Commission (“SEC”) for determining “total compensation”.  Because Mr. Sherwood served as Chief (Principal) Executive Officer through October 21, 2011 when the Company merged with Westwood, he is also listed as a NEO for 2011.  The compensation tables and information that appear below relate only to the NEOs for fiscal year 2011.  Mr. Hillman, listed below because he was employed at the end of 2011 and was one of the two of the most highly compensated persons after the PEOs, left the Company on March 9, 2012.  Messrs. Lazar, Mammone, Steinhauer and Stirland are listed by virtue of their roles and responsibilities within the Company.  Ms. Clifton, who was hired as Chief Financial Officer on June 25, 2012 is listed as an executive officer but is not included in the compensation information given she was not a NEO in fiscal year 2011.

Executive Officer (* = 2011 NEO)	Position
Spencer L. Brown*	Co- Chief Executive Officer

David M. Landau*	Co- Chief Executive Officer

Kenneth C. Williams*	Co-Chief Executive Officer

Roderick M. Sherwood III*	President and Chief Financial Officer (through October 21, 2011)

Eileen Decker*	President, Sales

Charles Steinhauer	President, Operations

Kirk Stirland	President, Programming

Hiram Lazar	Chief Administrative Officer, Secretary and Chief Financial Officer (through June 24, 2012)

Jean Clifton	Chief Financial Officer (effective June 25, 2012)

Edward Mammone	Chief Accounting Officer

David Hillman*	Chief Administrative Officer and General Counsel (through March 9, 2012)

The professional backgrounds of the executive officers for fiscal year 2011 who are not also directors of the Company follow:

David M. Landau (age 60) is currently a co-Chief Executive Officer of Dial Global, Inc.  Previously, he was a Co-President of Dial Communications Global Media, LLC (“DG LLC”), an indirect subsidiary of the Company, since its inception as Dial Communications—Global Media Inc. in 2002. From 1983 to 1993, he was President and Partner at Unistar Radio Networks. In 1994, he and Mr. Williams, also a co-Chief Executive Officer of Dial Global, founded Multiverse Networks, Inc., a network radio company that developed and syndicated national programs such as The Dr. Laura Schlessinger Show, and served as its President and Chief Executive Officer.  In 1997, the company was sold to Jacor Communications, Inc. (“Jacor”), which had then recently acquired Premiere Radio Networks (“Premiere”) and from 1997 until 2000, Mr. Landau served as Executive Vice President of Premiere.  In late 2000, he became Co-President, Co-Chief Executive Officer and Partner of Dial Communications LLC, which in 2002 merged with Global Media, a network radio programming and sales company to form Dial Communications—Global Media Inc.

Kenneth C. Williams (age 57) is currently a co-Chief Executive Officer of Dial Global, Inc.  Previously, he was a Co-President/CEO of Dial Global since its inception as Dial Communications—Global Media Inc. in 2002.  Mr. Williams began his career as a media planner at Ogilvy & Mather Advertising in 1978. In 1983, he became Vice President of Sales at DIR Broadcasting Corp., a network radio syndication company specializing in live music programming. In 1989, Mr. Williams became Vice President and Managing Director of MediaAmerica, Inc., managing the company’s Western Region advertising sales and programming operations. In 1994, he and Mr. Landau founded Multiverse Networks, Inc. and served as its Chairman. Multiverse was sold to Jacor Communications (which had then recently acquired Premiere Radio Networks) in 1997 and from 1997 until 2000, Mr. Williams served as Executive Vice President of Premiere.  In late 2000, he became Co-President, Co-Chief Executive Officer and Partner of Dial Communications LLC, which in 2002 merged with Global Media to form Dial Communications—Global Media Inc.

Eileen Decker (age 57) is the Company’s President, Sales, a position she has held since August 2007.  In such role, she oversees ad sales of all owned and operated networks and programs, the representation of the Company’s over 100 independent producers and syndicators and manages over 40 salespeople in eight sales offices.  Ms. Decker began her career on the agency side of the advertising business at J. Walter Thompson in the 1970s.  She began her sales career with David Landau at the United Stations in 1987.  In 1995, Ms. Decker joined Global Media as a Senior Account Executive and served as NY Sales Manager through the transition to Dial Global.

Charles Steinhauer (age 39) is the Company’s President of Operations and oversees all sales support divisions of the Company.  Mr. Steinhauer began his career as an Account Executive with Venture Direct Worldwide, a business to business direct marketing firm.  From 1997 to 2001, he was research analyst at Winstar Global Media.  In 2001, Winstar Global Media merged with Dial Communications to form what now is Dial Global.  In 2005, Mr. Steinhauer was promoted to SVP Operations and was instrumental in launching the Company’s first RADAR rated network.

Kirk Stirland (age 59) is the Company’s President, Programming.  Since joining the Company in 2003, Mr. Stirland has overseen all aspects of the Company’s owned or syndicated programs and services.  From 1999 through 2003, Mr. Stirland was President of the WOR Radio Network and from 1985 to 1995, served in several roles including SVP, Advertising Sales and Affiliate Sales at Unistar/Westwood.  He has also held advertising and affiliate sales positions at the ABC Radio Network and NBC-The Source and from 1995 to 1998 was Chief Operating Officer of Arbitron’s Media Marketing Technologies.

Hiram M. Lazar (age 48) is the Company’s Chief Administrative Officer and Secretary, and through June 24, 2012, was its Chief Financial Officer.  Since 2001, he served as Chief Financial Officer and Secretary of Excelsior and/or its predecessors.  Prior to joining Excelsior’s predecessor, Mr. Lazar served as Chief Financial Officer of Franklin from 1999 to 2002 and as Controller of Lebenthal & Company, a municipal bond brokerage firm, from 1992 to 1999. Mr. Lazar is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Jean Clifton (age 51) is the Company’s Chief Financial Officer.  She is a founder of Platinum Strategic Partners, LLC, an advisory services and investment company which handles matters as diverse as finance, M&A, operations, strategic planning, sales, marketing, process re-engineering and executive recruitment. From October 2010 until her hiring in June, she was involved in several projects with the owners of Penton Media for various portfolio companies and in connection therewith served as Interim CFO of Jones & Frank and as Interim CFO and Chief Administrative Officer of Olympus Media.  From May 2008 to October 2010, she served as EVP and Chief Financial Officer of Penton Media, Inc., a diversified multimedia B2B media and business services company. She was SVP and CFO of Reader’s Digest Association from August 2007 to April 2008 and prior thereto, spent twenty years at Journal Register Company in various capacities, including President and Chief Operating Officer (2005-06) and EVP, CFO and Treasurer from 1989 to 2005.

Edward Mammone (age 43) was appointed the Company’s Chief Accounting Officer in December 2011 after the Merger was completed and served as the Company’s Principal Accounting Officer from October 2009 to

October 21, 2011 (when the Merger closed).  From January 1997 to September 2009, Mr. Mammone held numerous financial positions at Revlon Inc., culminating in his being named Chief Accounting Officer in December 2006, a position he held until his departure in September 2009.  Prior to Revlon, Mr. Mammone was a Manager in the Audit Practice of Grant Thornton LLP from October 1993 to December 1996.  Mr. Mammone is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Former Employees

Roderick M. Sherwood, III (age 57) was appointed Executive Vice President, Chief Financial Officer, and Principal Accounting Officer of the Company effective September 17, 2008, and President of the Company effective October 20, 2008, positions he held until October 21, 2011 when the Merger with Dial Global closed.  Mr. Sherwood served as Chief Financial Officer, Operations of The Gores Group, LLC from November 2005 to September 5, 2008, where he was responsible for leading the financial oversight of all Gores portfolio companies.  From October 2002 to September 2005, Mr. Sherwood served as Senior Vice President and Chief Financial Officer of Gateway, Inc.  From August 2000 to September 2002, Mr. Sherwood served as Executive Vice President and Chief Financial Officer of Opsware, Inc. (formerly Loudcloud, Inc.). Prior to Opsware, Mr. Sherwood also served in a number of operational and financial positions at Hughes Electronics Corporation.  He also served in a number of positions during 14 years at Chrysler Corporation, including Assistant Treasurer and Director of Corporate Financial Analysis.

David Hillman (age 43) was the Company’s Chief Administrative Officer; Executive Vice President, Business Affairs and General Counsel until March 9, 2012.  Mr. Hillman joined the Company in June 2000 as Vice President, Labor Relations and Associate General Counsel, which positions he held through September 2004, and thereafter became Senior Vice President, General Counsel in October 2004. He became an Executive Vice President in February 2006 and Chief Administrative Officer on July 10, 2007.

There is no family relationship between any Company director and executive officer.

SUMMARY COMPENSATION TABLE

The following table and accompanying footnotes set forth the compensation earned, held by, or paid to, each of the Company’s named executive officers for the years ended December 31, 2010 and December 31, 2011, respectively.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e) (1)	Option Awards ($) (f) (1)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(2)	Total ($) (j)

NEOS:
Spencer L. Brown, co-CEO (3)	2011	$519,359	$250,000	—	$4,916,286	—	N/A	$23,396	$5,709,041

David M. Landau, co-CEO (3)	2011	$519,359	$250,000	—	$4,916,286	—	N/A	$27,672	$5,713,318

Kenneth C. Williams, co-CEO (3)	2011	$519,359	$250,000	—	$4,916,286	—	N/A	$19,272	$5,704,917

Eileen Decker, President Sales (3)	2011	$400,000	$206,201	—	—	—	N/A	—	$606,201

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e) (1)	Option Awards ($) (f) (1)		Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(2)	Total ($) (j)

FORMER EMPLOYEES:

Roderick M. Sherwood, III	2011	$470,769	$125,000	—	$145,151	(6)	—	N/A	$51,321	$792,241
President and CFO (terminated November 18, 2011) (4)	2010	$504,115	—	$802,000	$2,380,620		—	N/A	—	$3,686,735

David Hillman,
CAO, EVP, Business Affairs and GC (5)	2011	$400,481	$165,000	—	—		—	N/A	—	$565,481
	2010	$389,485	—	—	$670,795		—	N/A	—	$1,060,280

(1)          The amounts reported in columns (e) and (f) represent the grant date fair value all stock and option awards granted in fiscal years 2010 and 2011 (as applicable), calculated in accordance with FASB ASC 718, without regard to the estimated forfeiture related to service-based vesting conditions.  For a more detailed discussion of the assumptions used by the Company in estimating fair value, refer to Note 13 (Stock-Based Compensation) of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Note 11 (Equity-Based Compensation) of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the named executive officers. Stock options only have value to an executive if the stock price of the Company’s common stock increases after the date the stock options are granted, and such value is measured by the increase in the stock price (which is the value shown in the table above).  This is different from the values listed in the table above and below (i.e., Summary Compensation Table, Outstanding Equity Awards at 2011 Fiscal Year-End) which represent the grant date fair value, computed in accordance with FASB ASC 718.  The vesting terms of the stock awards and option awards reported in the table above are described below.

(2)          With limited exceptions, the Company does not provide perquisites to its employees, including the named executive officers.  Messrs. Brown, Landau and Williams each receive a car allowance of $1,250 per month ($15,000/year) and a club allowance of $15,000 per year.  The amounts reflected above show the amounts utilized in 2011.

(3)          Each of Messrs. Brown, Landau, Williams and Ms. Decker became NEOs in 2011 and accordingly compensation for 2011 only is included herein pursuant to SEC guidelines.  As described in the summaries of their employment agreements below, the compensation of co-CEOs Brown, Landau, Williams was increased from the levels indicated in the table above (including an increase in base salary to $600,000 effective October 21, 2011) and Ms. Decker received a stock option for 120,000 shares of common stock on March 1, 2012.

(4)          Mr. Sherwood’s base salary in 2010 and 2011 was $510,000 after taking into account the 15% salary-reduction effected by Westwood in 2009 which continued through his date of termination.  Mr. Sherwood received a $125,000 bonus in 2011 upon completion of the sale of Metro Networks.  Mr. Sherwood’s employment terminated on November 18, 2011 and he began receiving severance on such date, which severance is reflected in “all other compensation”.  The terms of Mr. Sherwood’s separation agreement are described below.

(5)          Mr. Hillman’s base salary in 2010 and 2011 was $382,500 after taking into account the 15% salary-reduction effected in 2009.  Effective October 3, 2011, Mr. Hillman’s base salary was increased to $425,000.  He received an $115,000 bonus in 2011 upon completion of the sale of Metro Networks and a $50,000 bonus in December 2011, in part in connection with the consummation of the merger with Westwood.  Mr. Hillman’s employment terminated on March 9, 2012 and the terms of his separation agreement are described below.

(6)   Reflects the incremental value of the Company’s modification of Mr. Sherwood’s unexercised vested stock options, calculated in accordance with FASB ASC 718, in connection with Mr. Sherwood’s Separation Agreement which extended the period in which Mr. Sherwood could exercise his unexercised vested stock options from the three months set forth in his original stock option agreement to twelve months.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table sets forth, on an award-by-award basis, the number of shares covered by exercisable and unexercisable stock options outstanding to each of the Company’s NEOs as of December 31, 2011 (there was no unvested restricted stock or RSUs as of such date).  In the case of certain awards to Messrs. Sherwood and Hillman, the share numbers and prices presented below reflect a 200 for 1 reverse stock split that occurred on August 3, 2009.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Un- exercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

NEOs:
Brown(1)	81,856	1,555,269	—	$3.27	12/20/2021

Landau(1)	81,856	1,555,269	—	$3.27	12/20/2021

Williams(1)	81,856	1,555,269	—	$3.27	12/20/2021

Sherwood(2)	3,000	—	—	$98.00	11/18/12	—	$—	—	$—
	500	—	—	36.00	11/18/12	—	—	—	—
	400,000	—	—	6.00	11/18/12	—	—	—	—
	100,000	—	—	8.02	11/18/12	—	—	—	—

Hillman(3)	60	—	—	$7,038.00	9/25/2012	—	—	—	—
	60	—	—	6,038.00	9/30/2013	—	—	—	—
	150	—	—	4,100.00	10/05/2014	—	—	—	—
	125	—	—	4,194.00	3/14/2015	—	—	—	—
	169	—	—	2,854.00	2/10/2016	—	—	—	—
	200	—	—	1,234.00	3/13/2017	—	—	—	—
	875	—	—	398.00	3/14/2018	—	—	—	—
	50,000	100,000	—	6.00	2/12/2020	—	—	—	—

(1)                        The stock options listed in the table above vested/vest as follows: 2.5% vested and became exercisable immediately on the grant date (December 20, 2011); 87.5% vested/vest in monthly installments of 2.5% beginning on December 21, 2011 through and including October 21, 2014; and (iii) 10% will become vested and exercisable in monthly installments of 0.833% commencing on November 21,

2014 through and including October 21, 2015; such that, upon October 21, 2015, the grantee shall be fully vested in the option.

(2)            In connection with the terms of his Separation Agreement, all equity compensation previously awarded to Mr. Sherwood vested in its entirety on his date of termination, November 18, 2011.

(3)            While not reflected in the table above which lists equity compensation as of the last day of the 2011 year, the second installment of Mr. Hillman’s 2010 stock option (listed above with a $6.00 exercise price) vested on February 12, 2012 and the last installment was accelerated upon his termination such that the option was vested in its entirety on March 9, 2012 pursuant to the terms of his Separation Agreement.

Employment Agreements

General

The Company has written employment agreements with each of the NEOs, the material terms of which are set forth below, including as they relate to payment at or following such NEO’s various termination events, including a change in control.  These summaries do not purport to be exhaustive and you should refer to the actual agreements for a more detailed description of the terms.  As indicated below, all of the employment agreements contain non-competition and non-solicitation provisions which extend after the termination of such agreements for the period indicated below.

Defined Terms: Cause, Good Reason, Change in Control

When terms such as “cause,” “good reason” or “change in control” are used in the summaries of the employment agreements, please refer to the following for the meaning thereof.

Cause — co-CEOs

In the case of the co-CEOs, they are terminable for cause under the following circumstances: (1) the willful failure to substantially perform his material lawful duties within ten (10) business days after demand for substantial performance is delivered by the Company and where such willful failure is not due to employee’s disability or during an approved leave of absence, (2) material misappropriation, breach of fiduciary duty or fraud with regard to the Company or any of its Subsidiaries, (3) conviction of or the pleading of guilty or nolo contendere with regard to a felony (other than a traffic violation), (4)  gross negligence or willful misconduct which, in the good faith determination by the Board, is reasonably likely to be materially injurious to the Company, or (5) any other material breach of a provision that remains uncured for ten (10) days after the Board provides employee with written notice of its good-faith determination that Cause exists.

Cause — other NEOs

In the case of other NEOs (Sherwood, Hillman, Decker), they are generally terminable for cause if they have: (1) failed, refused or habitually have neglected to perform their duties, breached a statutory or common law duty or otherwise materially breached their employment agreement or committed a material violation of the Company’s internal policies or procedures; (2) been convicted of a felony or a crime involving moral turpitude or engaged in conduct injurious to the Company’s reputation; (3) become unable by reason of physical disability or other incapacity to perform their duties for 90 continuous days or 120 non-continuous days in a 12-month period (or 180 non-continuous days in a 12-month period with respect to Mr. Sherwood); (4) breached a non-solicitation, non-compete or confidentiality provision; (5) committed an act of fraud, material misrepresentation, dishonesty related to his employment, or stolen or embezzled assets of the Company; or (6) engaged in a conflict of interest or self-dealing.

Good Reason

Only the co-CEOs may terminate their employment for “good reason” which is defined in their employment agreement as the occurrence of any of the following events without such co-CEO’s prior written consent:  (1) a reduction in his Base Salary or annual bonus opportunity, (2) any diminution of his title, position or reporting line, or the appointment of any individual to an officer position with the Company senior to him; (3) any material reduction of his duties or responsibilities, (4) following a change in control (as defined in his employment agreement), a requirement to report to a person or group of persons other than the board of directors of the ultimate parent entity of the Company, (5) relocation to a place of business outside Manhattan in New York City (in the case of Mr. Williams who works in Los Angeles, CA relocation to a place of business more than thirty (30) miles from his office location as of October 20, 2011), (6) a material breach by the Company of any provision of this Agreement or of the option agreement that remains uncured for ten (10) days after written notice thereof is provided to the Company; provided, however, that except in the case of an event described in clause (6) hereof, any termination by employee with “good reason” shall occur only within sixty (60) days following the first to occur of any of the events or circumstances set forth herein as constituting good reason.

Change in Control

The term “change in control” has the same meaning for all of the NEOs currently employed by the Company (i.e., the co-CEOs and Decker) and the other executive officers.  In the case of the co-CEOs, such definition is located in the co-CEOs’ employment agreements because it is a potential element of the good reason definition (see above).  In the case of Ms. Decker and the other executive officers, the definition is located in their stock option award agreement since such definition is only relevant to stock options.

NEOs: Employment Agreement Summaries

Employment Agreements for Messrs Brown, Landau and Williams, each a co-Chief Executive Officer.

·                  Initial employment term of four years (subject to automatic two-year renewal periods, unless either the Company or such co-CEO, respectively, provides written notice of its or his election not to renew at least 180 days prior to the end of the applicable period), with such employment period being deemed to have started on October 21, 2011 (date of merger).

·                  Annual base salary of $600,000, subject to increase by the Compensation Committee in its discretion.

·                  $250,000 bonus for 2011 and eligible for annual discretionary bonuses in future years (target at least 50% of then-current base salary).

·                  Terminates immediately in the event of death or disability, or upon employee’s resignation with or without “good reason”, or Company’s termination with or without “cause” (subject to notice periods applicable thereto); in the case of termination by the Company without “cause” or by employee without “good reason”, such termination shall be effective upon 30 days’ prior written notice.

·                  If employment with the Company terminates for reason other than “cause” (including by Company’s written election not to renew the employment agreement) or by employee’s resignation with “good reason”, such co-CEO shall receive: (1)  continued payment of his base salary and participation in benefit programs (other than bonus and incentive compensation plans) to the extent permitted under the terms of such programs or, if not permitted, as provided under applicable law, for two years, (2) his accrued and unpaid base salary through the date of termination, (3) unreimbursed business expenses, (4) benefits payable to senior executives under the Company’s employee benefit plans upon a termination of employment, (5) fully earned but unpaid annual bonus in respect of any completed fiscal year which ended prior to the date of termination and (6) a pro rata portion of the actual performance bonus that would have been paid to such co-CEO (as determined by the Compensation Committee) for the fiscal year in which the termination occurs. Payment of the benefits set forth in clauses (1) and (6) above are contingent on such co-CEO executing a fully effective waiver and general release substantially in the form attached to the co-CEO’s employment agreement.

·                  Car and parking allowance of $1,250 per month (15,000 per year) and a country club allowance of $15,000 per year.

·                  In the event that any parachute payment (within the meaning of Section 280G(b)(2) of the Code) to a co-CEO would be subject to the excise tax imposed by Section 4099 of the Code, such co-CEO is entitled to receive an additional payment equal to the lesser of (i) all such excise taxes (together with interest and penalties thereon) imposed on such parachute payment, plus any income taxes, interest and penalties thereon, and (ii) $500,000.

·                  Pursuant to each co-CEO’s 2011 option agreement, upon a “change in control,” death or disability, each co-CEO’s outstanding 2011 stock option will become fully vested and immediately exercisable.  Upon a termination by the Company without cause, the co-CEO’ resignation with good reason or the Company’s notice of non-renewal, any portion of a co-CEO’s outstanding 2011 stock option that would have become vested and exercisable during the six-month period following such termination (assuming no termination had occurred), will become immediately exercisable.

·                  Non-Compete: During a co-CEO’s employment period and for the 24 month period thereafter, such co-CEO may not engage or participate in any business activity that competes directly or indirectly with material business of the Company or any of its subsidiaries, or for himself or on behalf of any third party, solicit employees or customers of the Company or its affiliates.

Ms. Decker, President, Sales

·                  Term expires on April 16, 2014.  The Company shall provide notice of its desire not to extend the employment agreement by no later than the 180th day prior to the stated termination.  The employment agreement will remain in effect following the expiration of the term and will thereafter be terminable by either party upon 60 days’ written notice.

·                  Annual salary of $450,000.

·                  Discretionary annual bonus of up to $150,000, pursuant to such terms set forth in her commission plan (such plan to be established by mutual agreement between Ms. Decker and the Company), provided, however, Ms. Decker may receive a greater commission if she exceeds the targets set forth therein.

·                  Discretionary annual equity awards.

·                  Agreement terminates automatically in the event of death; terminable by the Company immediately upon notice of a cause event or upon ten days’ prior written notice in the event of disability.

·                  If terminated for any reason (other than by the Company without Cause as described in the next bullet point), Ms. Decker is entitled to the following: (1) her base salary prorated to the date of termination; (2) reimbursement for any unreimbursed expenses properly incurred through date of termination; (3) any earned but unpaid commission and (4) any entitlement under employee benefit plans and programs.  If Ms. Decker is terminated for cause (with the exception of a termination due to failure to perform her duties in connection with a disability), all equity awards will be forfeited except for exercised stock options.

·                  If terminated by the Company for any reason other than cause prior to the expiration of the term, Ms. Decker will receive the greater of (x) her base salary for the remainder of the Term and (y) her base salary for six months and continued coverage under COBRA for nine (9) months after termination, or such earlier time until she ceases to be eligible for COBRA or becomes eligible for coverage under the health insurance plan of a subsequent employer.  Payment of the amounts and benefits described here are contingent on Ms. Decker executing a fully effective waiver and general release.

·                  Upon a change in control, in accordance with the terms of the 2011 Plan and her stock option agreement, all of Ms. Decker’s outstanding equity awards will become fully vested and immediately exercisable and shall remain exercisable for such period described in the 2011 Plan and her stock option agreement.

·                  Non-compete: If Ms. Decker is terminated, then for the Restricted Period, Ms. Decker may not engage in any Restricted Activity (defined below), compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates.  For Ms. Decker, the “Restricted Period” is a period equal to the remainder of the term of her employment agreement plus the greater of: (x) the period for which she receives severance after her date of termination if she is terminated for a reason other than for cause event; or (y) such additional period at the Company’s option (capped at a maximum of twelve months) for which she receives severance after her date of termination, if Ms. Decker is terminated for cause, or by death or disability or if Ms. Decker resigns.

Generally speaking, in the case of Ms. Decker and Messrs. Sherwood and Hillman (see below), a “Restricted Activity” consists of: (i) providing services to a radio network or syndicator, or any direct competitor of the Company or its affiliates; (ii) soliciting client advertisers of the Company or its affiliates and dealing with accounts with respect thereto; (iii) soliciting such client advertisers to enter into any contract or arrangement with any person or organization to provide national or regional radio network or syndicated programming; or (iv) forming or providing operational assistance to any business or a division of any business engaged in the foregoing activities.

Mr. Sherwood, Chief Financial Officer (effective September 17, 2008) and President (effective October 20, 2008), through November 18, 2011.

·                  Annual salary of $600,000 ($510,000 taking into account the 15% salary reduction described above which became effective on April 6, 2009 and did not change prior to Mr. Sherwood’s termination), with potential annual increases of up to 5% in the sole and absolute discretion of the Committee.  Mr. Sherwood’s severance is based on his original base salary of $600,000.

·                  For purposes of Mr. Sherwood’s employment agreement, “good reason” was: (1) a material diminution in his authority or responsibilities; or (2) a material diminution in his base salary.

·                  If terminated by the Company for any reason other than for a cause event, or by Mr. Sherwood for good reason, Mr. Sherwood was entitled to receive (in addition to accrued amounts) payment of his premiums by the Company for continued coverage under COBRA for twelve (12) months after his termination, or such earlier time until he ceases to be eligible for COBRA or becomes eligible for coverage under the health insurance plan of a subsequent employer.

·                  If terminated upon or within 24 months following a change in control, all of Mr. Sherwood’s outstanding equity awards would become fully vested and immediately exercisable and remain exercisable in accordance with the applicable equity plan and award agreement.

·                  Non-compete: If Mr. Sherwood was terminated, then for the Restricted Period, Mr. Sherwood could not engage in any Restricted Activity, compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates.  For Mr. Sherwood, the “Restricted Period” was a period equal to 90 days after his termination for any reason.

·                  Effective November 18, 2011, the Company and Mr. Sherwood entered into a Separation Agreement pursuant to which Mr. Sherwood will continue to receive his contractual base salary ($600,000) in equal installments over one year and be eligible to receive continued health benefits at the Company’s expense for a period of one year.  Mr. Sherwood executed a fully effective waiver and general release in connection with his separation and re-affirmed the covenants in his employment agreement.  Mr. Sherwood further agreed not to compete with the Company for one year and in acknowledgement of the sale of Metro Traffic in April 2011, reference to “a traffic, news, sports, weather or other information report gathering or broadcast service” was deleted from the definition of Restricted Activities from which he must abstain.  In accordance with the terms of his equity compensation awards, all unvested equity compensation previously awarded to Mr. Sherwood immediately vested upon his termination date.

Mr. Hillman, Chief Administrative Officer; EVP, Business Affairs and General Counsel, through March 9, 2012.

·                  Terminable by Mr. Hillman upon 90 days’ written notice and by the Company at any time upon notice.

·                  Annual salary of $450,000 ($382,500 taking into account the 15% salary reduction described above which became effective on April 6, 2009 and did not change until October 2, 2011 when Mr. Hillman’s base salary was increased to $425,000).  Mr. Hillman’s severance is based on his original base salary of $450,000.

·                  For purposes of Mr. Hillman’s employment agreement, “good reason” was: (1) a material diminution in his authority, duties and responsibilities; or (2) any requirement imposed by the Company that he relocate his office or perform his duties in a location greater than 50 miles from the metropolitan New York area.

·                  Terminable automatically upon Mr. Hillman’s death or loss of legal capacity.

·                  In the event of termination without cause, Mr. Hillman would receive severance in an amount equal to the greater of: (x) his remaining base salary through the end of the Term (December 31, 2011) and (y) twelve (12) months base salary.

·                  If Mr. Hillman was terminated for cause or upon death or loss of legal capacity, Mr. Hillman was entitled to his base salary through the date of termination and any entitlement under Company benefit plans and programs.

·                  Non-compete: If Mr. Hillman was terminated, he could not engage in any Restricted Activity, compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates for a period of one year following termination of employment; provided that if he were terminated by the Company without Cause or by Mr. Hillman for good reason, his non-compete period would be equal to the period during which he receives severance.

·                  Effective March 9, 2012, the Company and Mr. Hillman entered into a Separation Agreement pursuant to which Mr. Hillman will continue to receive his contractual base salary ($450,000) in equal installments over one year and be eligible to receive continued health benefits at the Company’s expense for a period of one year.  Mr. Hillman executed a fully effective waiver and general release in connection with his separation and re-affirmed the covenants in his employment agreement.  Mr. Hillman further agreed not to compete with the Company for eighteen months and in acknowledgement of the sale of Metro Traffic in April 2011, the definition of Restricted Activities from which he must abstain was modified to eliminate references to traffic and weather and tailor such to the network radio business.  In accordance with the terms of his equity compensation awards, all unvested equity compensation previously awarded to Mr. Hillman immediately vested upon his termination date.

Potential Payments upon Termination or Change in Control

The Company has employment agreements with its NEOs that require it to make payments upon termination or upon a change in control as described below.  We have included a table setting forth the amounts of various payments for convenience.  The table should be reviewed with the narrative that follows for a more complete description.

Potential Payments upon Termination or Change in Control Pursuant to Employment Agreements

Name	Termination Scenario	Amount Payable	Equity Compensation

Brown, Landau, Williams (1)	(A) For Cause; Not Good Reason	Accrued (but unpaid) salary/benefits and expense reimbursement	—

	(B) Without Cause; For Good Reason; Company Election not to renew past initial 4-year term (2)	Accrued Obligations, Pro Rata Bonus, two years’ base salary and continued benefits (2)	6 additional months of 2011 stock option award accelerates and vests upon termination

	(C) Change in Control (3)	280G excise tax (3)	2011 stock option award accelerates and vests upon a change in control

	(D) Death/Disability (4)(5)	Accrued Obligations and Pro Rata Bonus	2011 stock option award accelerates and vests upon termination

Decker	(A) For Cause; Death/Disability(5)	Accrued (but unpaid) salary/benefits	—
	(B) Without Cause	Base salary for the greater of remaining initial term or 6 months	—
	(C) Change in Control	—	All outstanding equity awards vest upon termination

Sherwood	(A) For Cause; Not Good Reason; Death/Disability(5)	Accrued (but unpaid) salary/benefits	—
	(B) Without Cause; For Good Reason	COBRA for 12 months	—
	(C) Change in Control (6)	COBRA for 12 months	All outstanding equity awards vest upon termination if within 24 months of a change in control

Hillman	(A) For Cause; Not Good Reason; Death/Disability(5)	Accrued (but unpaid) salary/benefits	—
	(B) Without Cause; For Good Reason	Base salary for the greater of remaining term or 12 months	—
	(C) Change in Control (6)	—	All outstanding equity awards vest upon termination if within 24 months of a change in control

(1)         For purposes of the co-CEOs listed above, “Accrued Obligations” means (1) accrued and unpaid base salary, (2) unreimbursed business expenses, (3) benefits payable to senior executives under the Company’s employee benefit plans upon a termination of employment and (4) fully earned but unpaid annual bonus in respect of any completed fiscal year which ended prior to the date of termination.   In the event of a Qualifying Termination, the portion of the Stock Option for 1,637,125.00 shares of Common Stock (“2011 SO Award”) that would have become vested and exercisable during the six-month period after the date of the Qualifying Termination shall immediately become vested and exercisable as described in footnote 2 below.  Only the co-CEOs have (and Messrs. Sherwood and Hillman had) a provision allowing them to terminate for “good reason”.

(2)         Such events (termination without cause, termination by employee for good reason or Company election not to renew) would constitute a “Qualifying Termination” which would entitle the employee to Accrued Obligations, his Pro Rata Bonus and two years’ base salary ($1,200,000).  “Pro Rata Bonus” means a pro rata portion of the actual performance bonus that would have been paid to such co-CEO (as determined by the Compensation Committee in good faith) for the fiscal year in which the termination occurs (based on a 365-day calendar year).

(3)         This assumes that only a change in control has occurred and that in connection with such there has been no requirement for the co-CEO to report to a person or persons other than the board of directors of the ultimate parent entity of the Company.  If there were such a requirement, such would be a termination for “good reason”.  If a change in control were to occur, there is a potential that payments to the co-CEOs due thereunder would constitute a parachute payment within the meaning of Section 280G(b)(2) of the Code, in which case such would be subject to the excise tax imposed by Section 4099 of the Code.  In that event, under the terms of their employment agreements, the co-CEOs would be entitled to receive an additional payment equal to the lesser of (i) all such excise taxes (together with interest and penalties thereon) imposed on such parachute payment, plus any income taxes, interest and penalties thereon, and (ii) $500,000.

(4)        A termination for Death or Disability is the same as a “Qualifying Termination” except in such instance, full vesting related to the 2011 Stock Option Award occurs.

(5)         Generally speaking, the term “disability” means an employee’s inability to perform the duties and functions of his position for a period of 120 consecutive days or 180 days in any 12-month period as a result of any mental or physical illness, disability or incapacity.

(6)         In the case of Messrs. Sherwood and Hillman, a “change in control” would trigger benefits only to the extent a termination occurred within 24 months of such change in control.

DIRECTOR COMPENSATION

The following table sets forth the compensation for the Company’s directors who served during the year ended December 31, 2011.  Messrs. Brown, Ford, Haimovitz, Murphy, Salter and Schore became directors on October 21, 2011 when the Merger closed.

Change in
Pension
	Fees			Non-Equity	Value and
	Earned or			Incentive	Nonqualified
	Paid in	Stock	Option	Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Current directors:
Brown (1)	$—	$—	$—	$—	$—	$—	$—
Ford (2)	$—	$—	$—	$—	$—	$—	$—
Gimbel (2)	$—	$—	$—	$—	$—	$—	$—
Haimovitz	$1,000	$65,000	$—	$—	$—	$—	$66,000
Ming	$74,250	$100,000	$—	$—	$—	$—	$174,250
Murphy	$1,000	$65,000	$—	$—	$—	$—	$66,000
Salter (2)	$—	$—	$—	$—	$—	$—	$—
Schore (1)	$—	$—	$—	$—	$—	$—	$—
Stone (2)	$—	$—	$—	$—	$—	$—	$—
Former directors (3):
Bestick (2)	$—	$—	$—	$—	$—	$—	$—
Bronstein (2)	$—	$—	$—	$—	$—	$—	$—
Honour (2)	$—	$—	$—	$—	$—	$—	$—
Nunez	$49,250	$35,000	$—	$—	$—	$—	$84,250
Wuensch	$54,083	$35,000	$—	$—	$—	$—	$89,083

(1)                                 As an employee of the Company, Mr. Brown does not receive compensation in addition to that specified in his employment agreement for his services as a director.  As Chairman and an employee of the Company, Mr. Schore also does not receive compensation for his services as a director.  The table above excludes $43,000 of compensation which Mr. Schore received in his capacity as Chairman of the Company.

(2)                                 As reflected above, as employees of Oaktree Capital Management L.P. or Gores Radio Holdings, LLC (or its affiliate Glendon Partners), Messrs. Bronstein, Ford, Gimbel, Honour, Nold, Page, Salter and Stone did not in 2011, and in the case of those continuing directors (Messrs. Ford, Gimbel, Salter and Stone) presently do not, receive cash or equity compensation for their services as directors of the Company.

(3)                                 In connection with the Merger, such directors resigned as directors on October 21, 2011.

The table below sets forth information regarding the amount of outstanding RSUs granted to our current directors and held as of December 31, 2011.  Only Messrs. Brown and Schore hold vested, unexercised stock options but such were awarded to them for their service as officers and not as directors and accordingly are not reported below.  Only Messrs. Haimovitz, Ming and Murphy hold vested and unvested RSUs.

Name	Stock Awards	Stock Options	RSUs (vested)		RSUs (unvested)
Haimovitz	—	—	3,333	(1)	16,667	(1)
Ming	—	—	3,333	(1)	16,667	(1)
Murphy	—	—	3,333	(1)	16,667	(1)

(1)         The RSUs listed above are valued at $3.25/share (the closing price of our common stock on the grant date which constitutes fair value under the terms of our 2010 Plan) and were issued on December 20, 2011.  The RSUs vest as indicated below and were granted under the 2010 Plan.

General.  The Committee reviews and evaluates compensation for the Company’s non-employee directors on an annual basis and the Board prior to making a recommendation to the Board.  The Board then considers the recommendation of the Committee and generally approves such recommendation at the Board meeting held directly after the Company’s annual meeting of stockholders.

Fees.  Pre-Merger.  Prior to the merger that closed on October 21, 2011, directors were compensated as follows: (x) $35,000 a year for their services as directors in addition to (y) $1,500 per in-person Board or committee meeting attended and (z) $1,000 per telephonic Board or committee meeting attended.  Audit Committee members received a $10,000 annual retainer and the Chair of the Audit Committee received an additional $15,000 for services rendered.  Compensation Committee members received a $5,000 annual retainer and the Chair of the Compensation Committee received an additional $10,000 for services rendered.

Post-Merger.  Effective as of the merger, directors receive $35,000 a year for their services as Board directors.  Audit Committee members receive a $10,000 annual retainer and Compensation Committee members receive a $5,000 annual retainer.  In addition to the aforementioned annual retainers, directors receive: (x) $1,500 per in-person Board or committee meeting attended and (y) $1,000 per telephonic Board or committee meeting attended, for each Board or committee meeting in excess of four (4) per year (with the Board, Audit Committee and Compensation Committee each measured separately when assessing the four meeting threshold).

Equity Compensation.  Pre-Merger.  Prior to the Merger, for each year of service, directors of the Company who are not officers of the Company received annual awards of RSUs valued in an amount of $35,000, typically on the date of the Company’s annual meeting of stockholders.  In 2011, prior to the Merger, each of the independent directors (Messrs. Bestick, Ming, Nunez and Wuensch) received 5,529 RSUs (based on a closing share price of $6.33/share on August 2, 2011, the date of the Company’s 2011 annual meeting of stockholders and when such RSUs were awarded).  The terms of the awards are governed by the terms of the 2010 Plan.  Initially, they were scheduled to vest in equal one-half increments on September 2, 2012 and August 2, 2013 but the awards vested in their entirety upon the merger, which constituted a change of control under the terms of the 2010 Plan.

Post-Merger.  After the Merger, it was determined that for their services commencing in 2011, each independent director (Messrs, Haimovitz, Ming and Murphy) would receive $65,000 in value of RSUs.  Accordingly, on December 20, 2011, each director received 20,000 RSUs (based on a closing share price of $3.25/share on such date).  The terms of the awards are governed by the terms of the 2010 Plan and vested as follows: one-twelfth (1/12) immediately and one-twelfth (1/12) on December 21, 2011 and each monthly anniversary thereafter through October 21, 2012.

Dividends; Vesting.  Those directors who received RSUs are entitled to receive dividend equivalents on the RSUs (subject to vesting) when and if the Company pays a cash dividend on its common stock.  Such dividend equivalents are credited to a book entry account, and are deemed to be reinvested in common shares on the date the cash dividend is paid.  Dividend equivalents are payable, in shares of common stock, only upon the vesting of the related restricted shares.  Directors’ RSUs will vest automatically, in full, upon a change in control or upon their retirement, as defined in the 2010 Plan.  Each RSU counts as three shares under the terms of the 2010 Plan. As of December 31, 2011, the Company had 760,634 shares remaining for issuance under the 2010 Plan.

Transfer Restrictions; Voting Rights.

RSUs accrue dividend equivalents when dividends are paid, if any, on the common stock beginning on the date of grant.   Until the stock vests, RSUs may not be sold, pledged, or otherwise transferred; however, once a grant of such is made, the holder is entitled to receive dividends thereon (as described above).  A holder may not vote shares associated with RSUs until the shares underlying such award have been distributed (which occurs upon vesting).

Waivers of Compensation

During the time in 2011 when each served as a director, Messrs. Brown and Schore did not receive additional remuneration for serving as a director of the Company.  Directors of the Company who are/were employed by Gores and/or its affiliates (e.g., Glendon Partners), more specifically Messrs. Bronstein, Gimbel,

Honour, Nold and Stone (until the Merger) and Gimbel and Stone (after the Merger) as well as directors employed by Oaktree (Ford and Salter), similarly did not receive cash compensation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of four directors, two are independent outside directors, Messrs. Haimovitz and Murphy, one is a Gores’ employee, Mr. Stone and the other is an Oaktree employee, Mr. Salter.  In the fiscal year ended December 31, 2011, none of the members of the Committee served as an officer or employee of the Company or any of its subsidiaries.  There were no material transactions between the Company and any of the members of the Committee during the fiscal year ended December 31, 2011.  None of our executive officers serves as a member of the Board or the Committee, or committee performing an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Committee.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS

At the annual meeting, holders of the Class A common stock will elect three Class A directors, and, along with the holders of the Class B common stock, will elect one of the Company’s co-Chief Executive Officers to serve as a director (referred to as the “CEO director”).  Each Class A director will serve until his death, or resignation or replacement and his successor is elected and qualified.  The Board has nominated Jonathan I. Gimbel, H. Melvin Ming and Mark Stone to serve as the Class A directors, all of whom currently serve as Class A directors of the Company.  In addition, the Board has nominated Spencer L. Brown as the co-Chief Executive Officer who, pursuant to the Company’s Charter, would also serve as the CEO director until his death, or resignation or replacement and his successor is elected and qualified.  Unless otherwise indicated on any proxy submitted in writing, by telephone, or via the Internet, the persons named as proxies on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the named proxy holders will vote for one or more other persons nominated by the Board.

The election of Messrs. Gimbel, Ming, and Stone will require the affirmative vote of a majority of the votes of Class A common stock entitled to be cast and represented in person or by proxy at the meeting.  The election of Mr. Brown will require the affirmative vote of a majority of the votes of the aggregate of Class A common and Class B common stock entitled to be cast and represented in person or by proxy at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF JONATHAN I. GIMBEL, H. MELVIN MING AND MARK STONE AS CLASS A DIRECTORS.  THE BOARD OF DIRECTORS ALSO RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE FOR THE ELECTION OF SPENCER L. BROWN AS THE CEO DIRECTOR.

PROPOSAL 2 — ELECTION OF CLASS B DIRECTORS

At the annual meeting, holders of the Class B common stock will elect five Class B directors, and, along with the holders of Class A common stock, will elect one of the Company’s co-Chief Executive Officers to serve as the CEO director.  Each Class B director will serve until his death, or resignation or replacement and his successor is elected and qualified.  The Board has nominated B. James Ford, Jules Haimovitz, Peter E. Murphy, Andrew Salter and Neal A. Schore to serve as the Class B directors, all of whom currently serve as Class B directors of the Company.  In addition, the Board has nominated Spencer L. Brown as the co-Chief Executive Officer who, pursuant to the Company’s Charter, would also serve as the CEO director until his death, or resignation or replacement and his successor is elected and qualified.  Unless otherwise indicated on any proxy submitted in writing, by telephone, or via the Internet, the persons named as proxies on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the named proxy holders will vote for one or more other persons nominated by the Board.

The election of Messrs. Ford, Haimovitz, Murphy, Salter and Schore will require the affirmative vote of a majority of the votes of Class B common stock entitled to be cast and represented in person or by proxy at the meeting.  The election of Mr. Brown will require the affirmative vote of a majority of the votes of the aggregate of Class A and Class B common stock entitled to be cast and represented in person or by proxy at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF B. JAMES FORD, JULES HAIMOVITZ, PETER E. MURPHY, ANDREW SALTER AND NEAL A. SCHORE AS CLASS B DIRECTORS.  THE BOARD OF DIRECTORS ALSO RECOMMENDS THAT CLASS B STOCKHOLDERS VOTE FOR THE ELECTION OF SPENCER L. BROWN AS THE CEO DIRECTOR.

Representation of Independent Registered Public Accounting Firm at Annual Meeting

A representative of Ernst & Young will be present via telephone at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the meeting except items required to conduct the meeting.  In addition, the Company has not received notice from any stockholder of an intent to present a proposal at the meeting.  On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.

SOLICITATION

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card is borne by the Company.  The Company has requested banks and brokers to solicit their customers who are beneficial owners of common stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations.  The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities.

STOCKHOLDER PROPOSALS FOR 2013

Any stockholder proposal intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2013 must be received by the Company by March 21, 2013 to be eligible for inclusion in such proxy material.  Proposals should be addressed to Dial Global, Inc., 220 W. 42nd Street, 3rd Floor, New York, NY 10036, Attn: Corporate Secretary.  Proposals must comply with the proxy rules of the SEC relating to stockholder proposals in order to be included in the proxy materials.  Additionally, the Company’s proxy holders for the Company’s 2013 Annual Meeting of Stockholders will have discretionary authority to vote on any stockholder proposal that is presented at such annual meeting but that is not included in the Company’s  proxy  materials,  unless notice of such proposal is received by the Secretary of the Company on or before March 21, 2013.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

In addition to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 included with this proxy statement, we urge you to read the quarterly and current reports and other information we file with the SEC, including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements, reports or other information concerning us filed with the SEC, without charge, by written or telephonic request directed to us at Dial Global, Inc., 220 W. 42nd Street, 3rd Floor, New York, NY 10036, (212) 967-2888, or from the SEC through the SEC’s website at www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.  This proxy statement is dated July 30, 2012.  You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

By Order of the Board of Directors

/s/ Hiram Lazar

Hiram Lazar
Secretary

New York, New York
July 30, 2012

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01HZSE 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + C Non-Voting Items A Election of Class A Directors — The Board of Directors recommends a vote FOR all nominees in Proposal 1. Change of Address — Please print new address below. 01 - Jonathan I. Gimbel 02 - H. Melvin Ming 03 - Mark R. Stone 1. Nominees: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION B Election of Class B Director — The Board of Directors recommends a vote FOR the nominee in Proposal 2. 01 - Spencer L. Brown 2. Nominee: For Withhold 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1234 5678 9012 345  1 4 1 4 6 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on September 6, 2012. Vote by Internet Log on to the Internet and go to www.envisionreports.com/DIAL Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

. Proxy for Annual Meeting of Stockholders for Holders of Class A Common Stock THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAL GLOBAL, INC. The undersigned stockholder of Dial Global, Inc., a Delaware corporation (the “Company”), hereby appoints Spencer L. Brown, Hiram M. Lazar and Melissa Garza as the undersigned’s attorneys, agents and proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on September 7, 2012 at noon, Pacific Time, at the Omni Hotel at 251 South Olive St., Los Angeles, CA 90012 in the Olvera Room (4th Floor) and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Class A Common Stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting. Whether or not direction is made, this proxy, when properly executed, will be voted as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. If no choice is specified on the reverse side, the proxy will be voted as to all shares of the undersigned FOR the election of all nominees for directorship listed on the reverse side. The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their discretion. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. Proxy — Dial Global, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01I19C 6 0 A V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Election of Class B Directors — The Board of Directors recommends a vote FOR all nominees in Proposal 1. Change of Address — Please print new address below. 1. Nominees: IMPORTANT ANNUAL MEETING INFORMATION 01 - Spencer L. Brown 04 - Peter E. Murphy 02 - B. James Ford 05 - Andrew Salter 03 - Jules Haimovitz 06 - Neal A. Schore For Withhold For Withhold For Withhold MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1234 5678 9012 345 MMMMMMM 1 4 1 4 6 7 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on September 6, 2012. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/DIAL • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. Proxy for Annual Meeting of Stockholders for Holders of Class B Common Stock THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAL GLOBAL, INC. The undersigned stockholder of Dial Global, Inc., a Delaware corporation (the “Company”), hereby appoints Spencer L. Brown, Hiram M. Lazar and Melissa Garza as the undersigned’s attorneys, agents and proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on September 7, 2012 at noon, Pacific Time, at the Omni Hotel at 251 South Olive St., Los Angeles, CA 90012 in the Olvera Room (4th Floor) and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Class B Common Stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting. Whether or not direction is made, this proxy, when properly executed, will be voted as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. If no choice is specified on the reverse side, the proxy will be voted as to all shares of the undersigned FOR the election of all nominees for directorship listed on the reverse side. The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their discretion. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. Proxy — Dial Global, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q